POWER OF ATTORNEY

The person whose signature appears below hereby appoints Richard J. Kypta as his attorney-in-fact to sign and file on his behalf individually and in the capacity stated below such registration statements (including any pre-effective amendments, post-effective amendments, exhibits, applications and other documents) with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of variable annuity contracts (specifically the registration statements filed under the Securities Act of 1933 with Securities and Exchange Commission filing numbers 333-46597, 333-61899 and 333-148694) and variable life insurance policies (specifically the registration statements filed under the Securities Act of 1933 with Securities and Exchange Commission filing numbers 333-45813, 333-62221 and 333-148861) issued by EquiTrust Life Insurance Company.

Signature	Title	Date

/s/ Steve L. Baccus	Director	04/02/2008

/s/ Jerry L. Chicoine	Director	03/28/2008

/s/ Craig D. Hill	Director	03/28/2008

/s/ Craig A. Lang	Director	03/26/2008

/s/ James W. Noyce	Director	03/26/2008